UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12900 Snow Road Parma, Ohio 44130
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
Item 2.01     Completion of Acquisition or Disposition of Assets.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2008, through one of our subsidiaries, we entered into an agreement with Falcon Mezzanine Partners, L.P. (“Falcon”) to acquire, and have acquired from Falcon, 100% of the outstanding capital stock of Falcon-Seadrift Holding Corp. (“Falcon-Seadrift”). Falcon-Seadrift’s only material assets are limited partnership units constituting approximately 18.9% of the equity interests in Seadrift Coke, L.P. (“Seadrift”), a producer of needle coke.  Needle coke is the primary raw material used to manufacture graphite electrodes.  Other than historical purchases of needle coke from Seadrift in the ordinary course of business, there was no material relationship between GrafTech and Falcon prior to the purchase.

We paid the purchase price of $135 million in cash, of which $100 million was funded through borrowings under our principal revolving credit facility.  The balance of the purchase price was paid from cash on hand.

Falcon-Seadrift has certain rights related to Seadrift.  These include the right to one of five seats on Seadrift’s board of directors (or, at our election, board observation rights in lieu thereof), a right of approval with respect to certain mergers and other transactions involving Seadrift, the right to veto Seadrift’s repurchase of its own equity (other than from former employees), and customary tag along rights permitting us to participate in any proposed sale of the majority owners’ interests on the same terms and conditions.  Falcon-Seadrift is subject to customary drag along obligations requiring us, in the event that the majority owners sell their interests, to sell our interests on the same terms and conditions.  Falcon-Seadrift has the right to require Seadrift to buy its equity interests in Seadrift (a “put” to Seadrift) at then fair market value beginning May 1, 2011.  Upon exercise of the put, the fair market value shall be determined assuming a sale of Seadrift as a going concern and without applying a discount for lack of liquidity, marketability, or lack of control.

On July 1, 2008, we issued a press release concerning the transaction. A copy of the press release is filed as Exhibit 99.1. We hereby incorporate by reference the contents of such press release.

Reference also is made to the notes on forward-looking statements contained after the caption “Forward Looking Statements” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2007, after the caption “Forward Looking Statements and Risks” in the Introduction to Part I, Item 2, and Part II, Item 1 of our Quarterly Report for the quarter ended March 31, 2008 and after the caption “Note on Forward Looking Statements” in our press release which is an Exhibit with respect to risks and uncertainties affecting estimates and predictions contained or implied herein. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01     Financial Statements and Exhibits.

               (d)       Exhibits

                        99.1                 Press release of GrafTech International Ltd., dated July 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	July 1, 2008	By:	/s/ Mark R. Widmar
Mark R. Widmar
Chief Financial Officer and Vice President

EXHIBIT INDEX

99.1	Press release of GrafTech International Ltd., dated July 1, 2008.